[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 10.24

Master Product Development and Clinical Supply Agreement

This MASTER PRODUCT DEVELOPMENT AND CLINICAL SUPPLY AGREEMENT (the “Agreement”) is entered into as of the 21st day of March, 2011 (“Effective Date”) by and between ALDER BIOPHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware, with its principal offices located at 11804 North Creek Parkway South, Bothell, WA 98011 (“Client”), and ALTHEA TECHNOLOGIES, INC., a Delaware corporation, with a place of business located at 11040 Roselle Street, San Diego, CA 92121 (“Althea”).

WHEREAS Client is a biopharmaceutical company focused on the discovery, development and commercialization of products for human therapeutic use, including the Client Products (defined below), and has formulations and/or know-how related to the Client Products;

WHEREAS Althea has the expertise and the manufacturing facility suitable for the Production (defined below) of Client Products; and

WHEREAS, Client wishes to have Althea Produce Client Products, and Althea wishes to Produce Client Products for Client, subject to and in accordance with the terms and conditions of this Agreement and the individual Project Work Agreements (defined below) entered into by the parties from time to time.

NOW, THEREFORE, in consideration of the premises and the undertakings, terms, conditions and covenants set forth below, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1 “Affiliate” of a party hereto shall mean any entity that controls or is controlled by such party, or is under common control with such party. For purposes of this definition, an entity shall be deemed to control another entity if it owns or controls, directly or indirectly, at least 50% of the voting equity of another entity (or other comparable interest for an entity other than a corporation) or otherwise possesses the ability to control the management of such other entity

1.2 “Alder Technology” means all proprietary technical information, know-how (whether or not patentable) and other Intellectual Property (including, without limitation, processes, together with associated data and information) which is owned or possessed by Alder and associated with the [***] (including without limitation the Client Product). Alder Technology includes specifically and without limitation the information, know-how, registration data, experience, instructions, standards, methods, test and trial results, manufacturing processes, hazard assessments, quality control standards, formulae, specifications, storage data, samples, drawings, designs, analytical methods, validation reports of analytical methods and all other relevant information relating to the Client Product that is supplied and transferred by Client to Althea to facilitate the Manufacture of the Client Product by Althea pursuant to this Agreement.

1.3 “Althea SOPs” or “SOPs” shall mean Althea’s Standard Operating Procedures, and any other standard operating procedures jointly agreed upon in writing by the parties. Althea shall customize Althea SOPs on a Product specific basis, as necessary, for Production of Client Product. Client will review [***] each Client Product-specific Althea SOP prior to Production of Client Product, and will review [***] any subsequent revisions to these Althea SOPs prior to use of such revised Althea SOPs.

ALTHEA & ALDER CONFIDENTIAL	1	FINAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.4 “Applicable Jurisdiction” shall mean the United States of America and any Foreign Jurisdictions which are expressly listed in a PWA as “Applicable Jurisdictions” for such PWA. Althea warrants that it is has the necessary capabilities and facilities and any general licenses required for cGMP manufacturing of pharmaceuticals and biologics in the United States of America, the EU, the EU Member States and EEA EFTA States, and Japan.

1.5 “Batch” shall mean a specific quantity of Client Product comprising a number of units mutually agreed upon between Client and Althea, and that (a) is intended to have uniform character and quality, within specified limits, and (b) is Produced according to a single manufacturing order during the same cycle of manufacture.

1.6 “Bulk Drug” or “BDS” shall mean the active pharmaceutical ingredient of Client Product, in bulk form, and refers to BDS that has been or is to be Produced for Client by Althea pursuant to this Agreement. For clarity, the parties agree that the term “Bulk Drug”, when used in the definitions of “Drug Product” and “Finished Product” or when otherwise used for purposes of subsequent Production or Processing of Bulk Drug under this Agreement, refers only to Bulk Drug that both has been Produced for Client by Althea pursuant to this Agreement and has not left Althea’s custody or control pending additional Production or Processing (i.e., Bulk Drug that has not been delivered by Althea to Client or its designee).

1.7 “cGMP” shall mean the regulatory requirements for current good manufacturing practices and general biologics products standards, including the United States’ current Good Manufacturing Practices pursuant to the U.S. Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. Sect. 301 et seq.) (“FD&C Act”), and relevant regulations found in Title 21 of the U.S. Code of Federal Regulations (including Parts 210, 211, 600 and 611), and the European Union’s current Good Manufacturing Practices pursuant to the European Commission in Directive 91/356/EEC, as amended by 2003/94/EC, and the Guide to Good Manufacturing Practice (Volume 4 of “The rules governing medicinal products in the European Union”), and the other applicable regulatory guidance documents (including without limitation FDA’s Guidance for Industry Q7A Good Manufacturing Practice Guide For Active Pharmaceutical Ingredients, and Annex 18 to the European Union’s Guide to Good Manufacturing Practices) and current industry practices promulgated by the applicable Regulatory Authorities, and any comparable laws, rules or regulations of any Foreign Jurisdiction which is specified in a PWA, as each may be amended from time to time. For clarity, the parties agree that a Foreign Jurisdiction’s cGMP requirements shall apply only if such Foreign Jurisdiction is listed in the applicable PWA as an Applicable Jurisdiction for that PWA.

1.8 “Cancellation Fees” shall have the meaning set forth in Section 3.3.

1.9 “Certificate of Analysis” shall mean a certificate of analysis that confirms that a Batch meets the Specifications

1.10 “Client Information and Materials” shall mean Client’s Confidential Information, Client’s Inventions (including Alder Technology Inventions), Alder Technology, Client’s Intellectual Property, the cell line(s) supplied to Althea directly or indirectly by Client for Client Product, any related proprietary reference standards, the master and working cell bank(s) supplied to Althea directly or indirectly by Client or Produced by Althea under this Agreement for Client Product, Client Supplied Components.

1.11 “Client Product” or “Product” shall mean the proprietary biological pharmaceutical product(s) to be Produced by Althea under this Agreement, and refers specifically to the Client Product identified in the related PWA. When the context requires, the term “Client Product” also means the tangible forms of Client Product which are or are to be Produced by Althea under this Agreement,

ALTHEA & ALDER CONFIDENTIAL	2	FINAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

including Bulk Drug Substance, Drug Product, and/or Finished Product, and also including all in-process intermediates, samples or modifications thereof or thereto. For the avoidance of doubt, “Client Product” under this Agreement is limited to Bulk Drug Substance Produced under this Agreement, Drug Product Produced from such Bulk Drug Substance, and/or Finished Product Produced from such Bulk Drug Substance, and for any other Client product(s) or production (e.g., fill-finish services for drug product manufactured for Client by a third party), such product(s) or production shall be governed by the pre-existing agreement referenced in Section 15.2 and the related “Project Plan” (as defined therein) between the parties.

1.12 “Components” shall mean all components and raw materials used or to be used by Althea in Production of Client Product under this Agreement. All Components are listed in or will be agreed to by the parties pursuant to and in accordance with the related PWA, and are or will be identified either as Components to be supplied by Client or its vendors (“Client Supplied Components”) or Components to be supplied by Althea or its vendors (“Althea Supplied Components”).

1.13 “Confidential Information” shall have the meaning set forth in Section 9.1

1.14 “Conforming” shall mean Client Product (Bulk Drug, Drug Product, or Finished Product) that conforms to the warranties set forth in Section 11.2.2 of this Agreement.

1.15 “Drug Product” shall mean Bulk Drug which has been formulated, compounded, filled into containers (without Labeling).

1.16 “Facility” shall mean Althea’s facility located at [***], and, as applicable, shall mean the specific building or plant set forth in the related PWA.

1.17 “FDA” shall mean the United States Food and Drug Administration or any successor entity thereto.

1.18 “Finished Product” shall mean Bulk Drug which has been formulated, compounded, filled into containers, and Labeled, and placed in final packaging.

1.19 “Foreign Jurisdiction” shall mean any jurisdiction other than the United States of America.

1.20 “Invention” shall mean any invention, innovation, improvement, development, discovery, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained, and whether or not patentable or copyrightable, and, as the context requires, refers to Inventions which are conceived, reduced to practice, or created in the course of or resulting from this Agreement.

1.21 “Intellectual Property” shall mean all rights, privileges and priorities provided under applicable supranational, international, national, federal, state or local law, rule, regulation, statute, ordinance, order, judgment, decree, permit, franchise, license, or other government restriction or requirement of any kind relating to intellectual property, whether registered or unregistered, and whether patentable, copyrightable or trademarkable or not, in any country, including without limitation: (a) all (i) patents and patent applications (including any patent that in the future may issue in connection therewith and all divisions, continuations, continuations-in-part, extensions, additions, registrations, confirmations, reexaminations, supplementary protection certificates, renewals or reissues thereto or thereof), (ii) copyrights and copyrightable works, including reports, software, databases and related items, and (iii) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and

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(b) all registrations, applications, recordings, rights of enforcement, rights of recovery based on past infringement and any and all claims of action related thereto and licenses or other similar agreements related to the foregoing.

1.22 “Labeling” shall mean all labels and other written, printed, or graphic matter upon: (i) Client Product or any container, carton, or wrapper utilized with Client Product or (ii) any written material accompanying Client Product, or, as the context requires, shall mean the labeling services to be performed by Althea under this Agreement, as the context requires

1.23 “Legal Requirements” means all laws, rules, regulations, ordinances, guidance, guidelines, and standards of any supranational, international, national, federal, state, or local governmental authority which are applicable to the circumstances in which the term “Legal Requirements” is used herein, including without limitation (a) cGMP, and, as applicable, current Good Laboratory Practices (as set forth in 21 CFR Part 58), (b) the regulations and regulatory guidance promulgated by the FDA and the EMA (and, subject to express prior written agreement of the parties, other applicable Regulatory Authorities), and (c) all laws and regulations requiring permits, licenses, filings or certifications with respect to Alder, Althea, the Althea Facility, or the Production of Product or performance of other services pursuant to this Agreement. For clarity, the parties agree that a Foreign Jurisdiction’s Legal Requirements shall apply only if such Foreign Jurisdiction is expressly listed in the applicable PWA as an “Applicable Jurisdiction” for that PWA.

1.24 [***]

1.25 “Master Batch Record” ( or “MBR”) shall mean the formal set of instructions for Production of Client Product. The MBR shall be developed and maintained in Althea’s standard format by Althea, using Client’s master formula and technical support.

1.26 “Production” or “Produce” shall mean all steps and activities performed or to be performed by Althea under this Agreement to produce Client Product, as set forth in the related PWA, including, without limitation and as applicable, the manufacturing, formulation, filling, finishing, packaging, inspection, Labeling, testing, quality control, and release, shipping and storage of Client Product.

1.27 “Production Process” or “Process” shall mean the processes, methods, tests and techniques for Producing the Client Product. The Process may be changed from time to time by agreement of the parties and in accordance with the Quality Agreement. Althea shall not change the Process except at the request of or with permission from Alder.

1.28 “Project Work Agreements” or “PWAs” shall mean the project work agreements between the parties that reference this Agreement. For each Client Product for which Althea performs Production services, the parties shall execute one or more PWAs, in a form acceptable to the parties and substantially in the form attached hereto as Appendix A. When and if executed by both parties, each PWA (including all Exhibits, Schedules and other Attachments thereto) shall be deemed attached to and shall be incorporated by this reference into this Agreement.

1.29 “Purchase Price” shall mean the amount to be paid by Client as specified in the related PWA.

1.30 “Quality Agreement” shall mean the written quality agreement between Althea and Client of even date herewith that defines the quality roles and responsibilities of each party in connection with Production of Client Product and which refers to this Agreement. The Quality Agreement is incorporated into this Agreement by this reference.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.31 “Regulatory Authority” shall mean any agency or authority responsible for regulation of Client Product in the United States or any foreign regulatory jurisdiction. For clarity, the parties agree that a Foreign Jurisdiction’s Regulatory Authority shall be applicable to a PWA only if such Foreign Jurisdiction is expressly listed in the applicable PWA as an Applicable Jurisdiction.

1.32 “Released Executed Batch Record” shall mean the completed batch record executed by Althea and associated deviation reports, investigation reports, and Certificates of Analysis created for each Batch of Client Product

133 “Services” means the services performed or to be performed by Althea under this Agreement, including Production.

1.33 “Specifications” shall mean the applicable specifications for a Client Product, including, as applicable, the specifications for Bulk Product, Drug Product, or Finished Product, set forth in the related PWA and the applicable MBR or, as the context requires, the applicable specifications for the Components.

1.34 “Term” shall have the meaning provided in Section 3.1.

1.35 “third party” shall mean any person(s) or entity(ies) other than Althea or Client.

2.	DEVELOPMENT AND PRODUCTION OF CLIENT PRODUCT.

2.1 Production: Subject to execution of this Agreement and the Quality Agreement, upon execution of each PWA (subject to satisfaction of any conditions precedent that may be set forth in such PWA), Althea shall perform the Services set forth therein in accordance with this Agreement, the Quality Agreement and such PWA, in compliance with all applicable Legal Requirements, and pursuant to the timeline set forth in such PWA. In the event of conflict between this Agreement and any PWA, the provisions of this Agreement shall control, unless the PWA states an express intent to control or supersede this Agreement. All Client Product supplied to Client hereunder shall be [***].

2.2 Documentation: The Master Batch Record shall be reviewed and approved by Althea and by Client prior to commencement of Production. Any material change to an approved Master Batch Record will be reviewed and approved by Althea and by Client prior to said change being implemented. Each Batch of Client Product shall be Produced by using a copy of the Master Batch Record. Each copy of the Master Batch Record for such Batch of Client Product shall be assigned a unique Batch number. Any deviation from the Production Process specified in the Master Batch Record must be documented in the copy of the Master Batch Record for that Batch. Althea shall provide Client with the Released Executed Batch Record and any other Production documentation customarily supplied by contract manufacturers together with any other documentation expressly required under this Agreement, the Quality Agreement or the related PWA, in a form reasonably suitable for Client’s submission to the FDA or other Regulatory Authorities.

2.3 Delays in Production: If Althea is unable to, or believes it is likely that it will be unable to, fulfill any particular Production commitment on the applicable date set forth in the related PWA, including without limitation as a result of a force majeure event, then Althea shall immediately notify Client in writing as to the reason for the delay, and provide an indication of the likely duration of the delay, and use commercially reasonable efforts to continue Production, recover lost time and support all timelines and deadlines as established in such PWA. As appropriate, [***].

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.4 Vendor and Supplier Audit and Certification; Subcontractors:

2.4.1 As set forth in more detail in the Quality Agreement, Client shall qualify and audit all vendors and suppliers of Client Supplied Components, and Althea shall qualify and audit all vendors and suppliers of Althea Supplied Components, each of whom must be set forth in the related PWA or otherwise approved in writing by Client.

2.4.2 Althea shall not subcontract or delegate its obligation to perform any portion of the Production services without, in each case, the prior written approval of Alder and, if applicable, the relevant Regulatory Authorities. Althea shall qualify and audit all subcontractors in accordance with the Quality Agreement. Althea shall cause its subcontractors to comply with, and to be bound by provisions which are comparable to, the applicable terms of this Agreement, the applicable PWAs, and the Quality Agreement, including without limitation the audit, confidentiality and non-use, inventions and intellectual property, and quality control provisions. Althea will be liable for and fully responsible to Client for any portion of the Production services performed by any subcontractor or consultant to the same extent as if such portion of the services was performed directly by Althea.

2.5 Delivery Terms: Althea shall ship all Client Product to Client or, at Client’s instructions, to Clients designated consignee. All shipments shall be delivered [***] and shipped by a common carrier designated by Client, [***]. [***]. All shipping instructions of Client shall be accompanied by the name and address of the consignee and the shipping date. At the request of Client, Althea shall store particular lots of Client Product for up to [***] at no additional cost and, thereafter, at Client’s expense at the storage fee set forth in the related PWA or, if none, at Althea’s usual and customary rates. Althea shall store all Client Product under conditions that comply with the applicable Specifications, any applicable requirements set forth in the Quality Agreement, and any other reasonable written instructions of Client. Following delivery of Client Product, with respect to any related remaining Client Supplied Components (other than and not including Client Supplied Components which are intended for subsequent use by Althea for Client’s benefit), Althea will request and follow instructions from Client as to whether Althea should ship to Client or Client’s designated consignee, store or dispose of such related remaining Client Supplied Components, and, if Althea does not receive instructions from Client within [***] of such request, Althea shall [***]; provided, however, that if Althea is storing such items pursuant to this Section 2.5 and wishes to discontinue storing such items, Althea shall give Client at least [***] notice and will request and follow instructions from Client as to whether Althea should ship to Client or Client’s designated consignee or dispose of such items, and, if Althea does nor receive instructions from Client within [***] of such request, Althea shall [***].

2.6 Exporter of Record: Client shall be the exporter of record for any Client Product shipped out of the United States, as Client remains the owner of the Client Product. Client [***]. Client shall be responsible for obtaining [***] any licenses, clearances or other governmental authorization(s) necessary for the exportation of any Client Product from the United States. Client shall select and pay the freight forwarder [***]. [***]

2.7 Supply of Components; Material Safety Data Sheets:

2.7.1 Alder will timely procure, [***], and timely provide to Althea sufficient quantities of Client Supplied Components as required for the Production of Client Product, in accordance with the related PWA. Althea will timely procure, [***], all Althea Supplied Components as required for the Production of Client Product. Althea shall maintain, store and perform testing and evaluation of all Components, including Client Supplied Components, as required by the applicable Specifications and cGMP and otherwise in accordance with the Quality Agreement and applicable SOPs. As between the parties, Client is the sole and exclusive owner of all Client Supplied Components and all other Client Information and Materials. Althea shall use the Client Supplied Components and all other Client Information and Materials solely to perform its obligations under this Agreement, the related PWAs and the Quality Agreement and for no other purpose.

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2.7.2 Client shall provide Althea a material safety data sheet for Client Supplied Components and for Client Product and Althea shall materially conform to established safety practices and procedures set forth therein. Althea shall store and handle Client Product and all Components in accordance with and as required by, as applicable, the MSDS, the MBR and all applicable Legal Requirements. Althea is under no obligation to produce products which are classified as [***], all of which generally require [***]. Althea understands and agrees that the Client Product may have unpredictable and unknown biological and/or chemical properties and should be used with caution [***]. Althea shall immediately notify Client of any unusual health or environmental occurrence relating to Client Product, including, but not limited to [***]. Althea agrees to advise Client immediately of any safety or toxicity problems of which it becomes aware regarding the Client Product.

2.8 Payment for Production: Althea shall invoice Client for and Client shall pay Althea the amounts respectively set forth in the related PWA, in accordance with the invoicing and payment schedule set forth therein, for all Production and other Services performed under this Agreement. Client shall pay all invoices within [***] of receipt. Past due amounts shall bear interest at the lesser of (a) the maximum rate permitted by law, and (b) [***]% per [***] on the outstanding balance compounded monthly, subject to the right of Client to dispute in good faith any such amount for so long as Client promptly and diligently pursues resolution of such disputes.

Althea’s wire instructions are as follows:

Beneficiary:	Althea Technologies, Inc.
11040 Roselle Street
San Diego CA 92121

Bank:	[***]
SWIFT #:	[***]
Transit #:	[***]
Account #:	[***]

For at least [***] after completion of the relevant Service(s) under this Agreement (or for such longer period of time as may be required by applicable Legal Requirements), Althea shall maintain accurate books, records, documents, and other evidence of costs, expenses and allowances which are either related to costs and expenses incurred by Althea which are reimbursable by Client under this Agreement, or Althea’s related mitigation efforts. Client, or at Client’s expense Client’s independent public accountants of recognized national standing selected by Client [***], shall have a right to examine and audit such records upon at least [***] prior written notice at mutually agreed times and places.

Althea shall notify Client promptly and within at least [***] if Althea becomes aware that Client is entitled to a refund or reimbursement of amounts paid by Client under this Agreement, and amounts due and owing by Althea to Client under this Agreement shall, at Client’s option, either be paid by Althea to Client within [***] of Althea’s receipt of a written request for payment, or be applied against amounts to become payable by Client to Althea under subsequent invoices issued by Althea under this Agreement.

2.9 Default in Payment Obligations: In addition to all other remedies available to Althea in the event of a Client default, if Client fails to timely pay amounts properly due and payable under this Agreement (subject to the foregoing right of Client to dispute in good faith any amounts charged hereunder, which, for purposes of this Agreement, shall not be considered past due, so long as Client promptly and diligently pursues resolution of such disputes), [***] Althea may take other appropriate

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

measures to assure prompt and full payment, including [***], placing the account on a letter of credit basis, requiring full or partial payment in advance, [***], and/or taking other reasonable means as Althea may determine. [***]

2.10 Returns; Complaints: Client Product returned by third parties will be administered and managed by Client. Client shall have responsibility for reporting any complaints relating to the Product to the FDA and any other Regulatory Authorities, including without limitation complaints relating to the Production of the Product and adverse drug experience reports. Client shall maintain complaint files in accordance with cGMP. Althea shall provide Client with a copy of any complaints received by Althea with respect to the Product in accordance with the Quality Agreement and applicable SOPs. Client shall have responsibility for [***] promptly providing Althea with a copy of any responses to complaints [***]. Althea shall promptly respond to requests from Client for information in Althea’s possession that is reasonably necessary for Client to respond to complaints [***]. Additional procedures for complaint reporting and responses are set forth in the Quality Agreement.

3.	TERM AND TERMINATION.

3.1 Term: This Agreement shall commence on the Effective Date and will continue until the later of (a) [***], and (b) the date on which the Production services, as described in the last outstanding PWA, have been completed, unless sooner terminated pursuant to Section 3.2 herein (the “Term”). Each PWA shall commence on the effective date set forth therein and, unless earlier terminated, shall expire when the Production, as described in such PWA, has been completed. The termination of this Agreement shall automatically and without further action by either party terminate all PWAs that are outstanding on the date of termination. The termination of any individual PWA shall not affect the other PWAs or this Agreement.

3.2 Termination: Any PWA, and this Agreement, may be terminated at any time upon the occurrence of any of the following events:

(a) Termination for Breach: Either party may terminate any PWA, and may terminate this Agreement in its entirety, upon the material breach (which shall include any breach of payment terms) of this Agreement, the Quality Agreement [***] by the other party if such breach is not cured by the breaching party within [***] (or such additional time reasonably necessary to cure such breach, not to exceed an additional [***], provided the breaching party has commenced a cure within the [***] period and is diligently pursuing completion of such cure and such cure is reasonably anticipated within [***] of the non-breaching party’s notice of breach) after receipt by the breaching party of written notice of such breach.

(b) Termination for Financial Matters: This Agreement may be terminated immediately by either party by giving the other party written notice thereof in the event such other party makes a general assignment for the benefit of its creditors, or proceedings of a case are commenced in any court of competent jurisdiction by or against such party seeking (a) such party’s reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts, (b) the appointment of a receiver or trustee for or over such party’s property, or (c) similar relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, and such proceedings shall continue undismissed, or an order with respect to the foregoing shall be entered and continue unstayed, for a period of more than [***].

(c) Termination by Client: Client shall have the right to terminate any PWA, and shall have the right to terminate this Agreement, with or without cause, with at least [***] written notice to Althea.

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3.3 Payment on Termination-Cancellation Fees: In the event of cancellation by Client of the Production activities set forth in the relevant PWA, or in the event of termination of this Agreement, (collectively, a “Cancellation”, except for termination in the event of a material breach by Althea pursuant to Section 3.2(a) or a force majeure event affecting Althea pursuant to Article 7), Client shall pay or reimburse Althea, to the extent not previously paid, for:

(a) all Althea Supplied Components with respect to the Client Product ordered prior to Cancellation, that are not cancelable without cost to Althea (at the acquisition cost), or in the alternative cancellation costs, if cancelable,

(b) all work-in-process with respect to the Client Product performed by Althea (at a reasonable rate, based on the Purchase Price for completed Production and completed Client Product), and

(c) all completed Production and completed Client Product (at the Purchase Price).

If a cancellation fee is applicable under the terms of the related PWA or if the parties otherwise have agreed that a cancellation fee is applicable (in either case, a “Cancellation Fee”), then Client shall in addition to the payments and reimbursements above pay Althea the applicable Cancellation Fee. If no Cancellation Fee is specified in the related PWA or has been otherwise agreed, and Client gives notice of a Cancellation less than [***] prior to the scheduled initiation of Production, then Client shall pay a reasonable Cancellation Fee in an amount which shall be [***]. Any upfront or advance payments made by Client, if not applied to Services already rendered, will be credited against the amounts payable under this Section 3.3.

3.4 Survival: Termination or expiration of this Agreement through any means or for any reason, shall be without prejudice to any accrued obligation or the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement, subject to Section 12.1. The provisions of Articles 3, 6, 9, 10, 11, 12, 13, 14, and 15 hereof shall survive expiration or termination of this Agreement, as will any other provision which by its nature should have validity beyond the expiration or termination of this Agreement.

3.5 Consequences of Expiration or Termination: After receiving or providing notice of cancellation or termination of this Agreement or a PWA, Althea shall promptly act to mitigate and cancel, to the extent commercially reasonable, all obligations that would incur expense related to the Agreement or the cancelled or terminated PWA, as applicable; and Althea shall not, without Client’s prior approval, perform any additional Production, incur expenses (other than those reasonably required by the cancellation or termination (e.g. orderly termination of Production activities, waste and Components disposition, etc.)), or enter into any other obligations related to this Agreement or the cancelled or terminated PWA, as applicable. Upon cancellation, termination or expiration of this Agreement or a PWA, Althea shall make no further use of and, unless otherwise directed by Client, shall in accordance with Client’s instructions, either ship to Client or its designated consignee, store [(***)], or destroy, all Client Supplied Components, all Althea Supplied Components, all work-in process and any other materials and supplies paid for by Client, all Client Product, and all other Client Information and Materials which are pertinent to this Agreement or such PWA, as applicable, subject, in each case, to Client’s payment obligations with respect thereto. Notwithstanding the foregoing, Althea may, in accordance with the terms of the applicable PWA(s) or the Quality Agreement or as required by applicable Legal Requirements, retain information, records and materials, provided that retained information, records and materials may be used for documentation purposes only and provided further that, notwithstanding anything to the contrary in this Agreement, for so long as Althea retains such information, records and materials and until it destroys or delivers to Client or its designated consignee the retained information, records and materials, the obligations of nonuse and confidentiality set forth in the Agreement shall not expire pursuant to Section 9.6 and shall continue to apply to the retained information, records and materials.

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3.6 Technology Transfer. The Parties intend that the Process shall be fully portable by Client. At any time and from time to time during the term of this Agreement, and within [***] following the expiration or termination of this Agreement, Althea shall, at the request of Client, transfer to Client (or its designee) the Process for the Client Product and all manufacturing technology and know-how related thereto (“Technology Transfer”). A Technology Transfer shall include at least the following activities: (a) Althea shall provide all pertinent information necessary or useful to manufacture the Product and to support regulatory filings for the Product, including without limitation [***], and other process and manufacturing data and documentation; (b) Althea shall provide training sessions and reasonable assistance and cooperation [***] in order to enable Client or its designee to manufacture the Product; (c) Althea shall provide Client or its designee with access to Althea employees with expertise in manufacturing to answer questions related to such Technology Transfer; and (d) Althea will use reasonable efforts to assist Client or its designee to secure terms for applicable components and raw materials from Althea’s suppliers of such components and raw materials. A Technology Transfer shall be charged on a [***]. For each Technology Transfer, the parties shall [***].

4.	CERTIFICATES OF ANALYSIS AND MANUFACTURING COMPLIANCE.

4.1 Certificates of Analysis: At Client’s cost and expense, Althea shall test, or cause to be tested by third parties, in accordance with the Specifications, each Batch of Client Product Produced pursuant to this Agreement before delivery to Client. Althea shall deliver a Certificate of Analysis for each Batch, which shall set forth the items tested, Specifications, and test results. Althea shall also indicate on the final page of the Released Executed Batch Record that all batch Production and control records have been reviewed and approved by the appropriate quality control unit. Althea shall send, or cause to be sent, such certificates to Client prior to the shipment of Client Product (unless Client Product is shipped under quarantine). If Client is responsible for final release testing, or if Client otherwise deems it appropriate, Client shall test, or cause to be tested, for final release, each Batch of Client Product to test for conformance to the Specifications. [***]

4.2 Manufacturing Compliance: Althea shall advise Client immediately if an authorized agent of any Regulatory Authority schedules or visits (or gives notice that it intends to schedule or visit) Althea’s manufacturing facility and makes an inquiry regarding Althea’s Production of Client Product for Client. Client shall be entitled to be present during any such inspection or visit, and shall be further entitled to attend any end of visit wrap-up meeting with such regulatory agent, if feasible. [***] Althea shall promptly provide Client with a copy of any report or findings of such Regulatory Authority relevant to Production or Client Product and of Althea’s intended response prior thereto to enable the parties to confer on such matter.

4.3 Reserve Samples: Each party shall perform its respective obligations with respect to retention and reserve sample in accordance with the applicable provisions of the Quality Agreement.

4.4 [Reserved]

4.5 Distribution Records: Althea shall maintain for the time periods required by applicable Legal Requirements all of its manufacturing and analytical records, shipment and distribution records and validation data relating to Client Product supplied hereunder, all of which shall contain all of the appropriate information as specified in cGMP.

4.6 Audits: Client shall have the right, at mutually agreed times and during normal business hours, [***] to inspect, [***] (per project or per campaign, as applicable) for not more than [***], for its

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[***] cGMP audit, and at such additional times as are reasonable to ascertain corrections following a finding of deficiency by Client during [***] audit or by a Regulatory Agency, Althea Batch records and the portions of the Facility used for Production of Client Product. If the parties agree to audits (other than and not including for-cause audits) more than [***] or for more than [***], [***]. All audited data (other than and not including Client’s Confidential Information) will be treated as Confidential Information of Althea, and Client shall not be permitted to remove or copy such audit data without Althea’s prior consent provided, however, that the preceding limitation shall not be construed to limit Client’s access to, or use of, such audit data for purposes of conducting its audit or receipt of executed Master Batch Records for regulatory or other purposes.

4.7 Regulatory Compliance: Althea is responsible for compliance with all Legal Requirements which are applicable to the operations in which it is engaged and its obligations under this Agreement and the Quality Agreement, including, for example, the laws and regulations which apply generally to manufacture of drugs. Client shall be responsible for compliance with all Legal

Requirements which are applicable to all other aspects of the manufacture of Client Product, and to the use, and sale of Client Product, which responsibility shall include, without limitation, all contact with the FDA regarding the foregoing.

4.8 Person in the Plant: As further described in the Quality Agreement, and subject to and in accordance with Althea’s SOPs and other terms jointly agreed regarding access (time and place) to Althea’s Facility, Client shall have the right to designate [***] representatives of Client to be present at any one time in the Althea Facility during normal business hours and at any other times while active Production is occurring to observe the Production and observe Althea’s performance of Services under this Agreement

5.	ACCEPTANCE OF CLIENT PRODUCT.

5.1 Non-Conforming Client Product: Within [***] from the date of completion of testing and Althea’s release of Batch of Client Product, Althea shall promptly forward to Client, or Client’s designee, copies of the Released Executed Batch Record and samples of such Batch. Within [***] after receipt by Client of such samples together with the documentation, Client shall perform any testing it deems appropriate and review the documentation in order to determine, subject to Client’s rights below, whether Client Product is Conforming.

(a) If (i) such Batch of Client Product is Conforming, or (ii) Client does not notify Althea within the applicable [***] time period that such Batch of Client Product is non-Conforming, then Client shall be deemed to have accepted the Client Product and waived its right to revoke acceptance; provided however that Client shall have the right to revoke acceptance for any Batch which is non-Conforming under all of the following conditions: [***].

Alternatively, rather than initially issuing a notice of rejection, Client may given written notice to Althea within the time period specified in this Section 5.1(a) of a Client decision to investigate whether a potentially non-Conforming Batch should be rejected, which investigation shall, unless otherwise agreed by Client and Althea, be completed within the time period set forth in this Section 5.1(a).

(b) If Client believes any Batch of Client Product is non-Conforming, it shall notify Althea [***], including a detailed explanation of the non-conformity, and shall [***]. Upon receipt of such notice, Althea will investigate such alleged non-conformity, and (i) if Althea agrees such Client Product is non-Conforming, deliver to Client a corrective action plan within [***] after receipt of Client’s [***] notice of non-conformity, or such additional time as is reasonably required if such investigation or

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plan requires data from sources other than Client or Althea, or (ii) if Althea disagrees with Client’s determination that the Batch of Client Product is non-Conforming, Althea shall so notify Client [***] within the [***] period [***].

(c) If the parties dispute whether Client Product is Conforming, samples of the Batch of Client Product will be [***] for resolution, whose determination of Conformity, and the cause thereof if non-Conforming, [***]. The fees of the laboratory or consultant shall be paid by [***], with each party initially paying directly to the laboratory or consultant one-half of the fees[***].

(d) For clarity, the parties agree that deviations and investigations may or may not result in non-Conforming Client Product, and that the occurrence of a deviation or investigation does not, in and of itself, deem Client Product to be non-Conforming. The provisions set forth in the Quality Agreement shall control whether manufacturing deviations and investigations result in non-Conforming Client Product.

5.2 Exclusive Remedies for Non Conforming Product: In the event Althea agrees, [***], that the Batch of Client Product is non-Conforming and the non-Conformity was caused by Althea’s negligence or more culpable act or omission or Althea’s breach of this Agreement, the Quality Agreement or the related PWA, and Client rejects the Batch, (or, in the event of a [***], Client revokes acceptance of the Batch in accordance with Section 5.1(a)), then Althea, at Client’s option, shall either:

(i) subject to Client’s supply of the replacement Client Supplied Components ([***]), and [***], replace such non-Conforming Bulk Drug, Drug Product or Finished Product, as the case may be, with conforming Bulk Drug, Drug Product or Finished Product, as applicable, within the following timeframes: (a) for Production of replacement Bulk Drug, within [***] from receipt of replacement Client Supplied Components from Client, and (b) for Production of replacement Drug Product or Finished Product where Althea Produced the Bulk Drug or Drug Product for the non-Conforming Batch, within [***] from Client’s election of remedies under this Section 5.2, or

(ii) upon demand, refund the Purchase Price of the non-Conforming Client Product [***].

In addition, in either (i) or (ii), Althea shall, if applicable, reimburse Client upon demand at Client’s cost for the value of the related resins or other Components which were supplied or paid for by Client, to the extent the life span of such resins or other Components has been shortened or such resins or other Components have been rendered unusable (contamination, etc.).

If the parties agree [***] that Client Product is non-Conforming due in whole or in part to (a) non-conforming Client Supplied Components for which Client has testing and release responsibilities, (b) other matters which are the responsibility of Client, or (c) non-conforming Client Supplied Components for which Althea has testing and release responsibilities, where the non-conformity was a latent defect that was not discoverable, at time of delivery, by reasonable testing of the Components and review of related documentation, then: (1) if the non-Conformity is due in whole to such matters, then Client will not be entitled to the foregoing remedies, and (2) if the non-Conformity is due in part to such matters, then Althea’s financial responsibility under this Section 5.2 will be proportionately reduced based on the extent to which such matters contributed to the non-Conformity. In addition, if Client elects the remedy under Section 5.2(i) above, the final invoice to be issued at completion of Production of said non-Conforming Batch of Client Product will not be issued and the amounts due thereunder will not be payable until the date at which replacement Client Product is released and determined to be Conforming by Althea and Client.

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6.	CLIENT PRODUCT RECALLS.

In the event Client shall be required to recall any Client Product because such Client Product may violate local, state or federal laws or regulations, or the laws or regulations of any applicable U.S. or foreign government or agency, or is non-Conforming, or in the event that Client elects to institute a voluntary recall, withdrawal, field alert or similar action (collectively a “Recall”), Client shall be responsible for coordinating such Recall. Client promptly shall notify Althea if any Client Product is the subject of a Recall and provide Althea with a copy of all documents relating to such Recall. Althea shall reasonably cooperate with Client in connection with any Recall, at Client’s expense (subject to Althea’s payment obligations below in this Article 6). Client shall be responsible for all of the costs and expenses of such Recall, except in the event and to the extent such Recall is caused by [***], in which case Althea shall on demand reimburse Client for the actual documented cost of such Recall [***]. For clarity, such reimbursement is in addition to any remedies Client may have under Section 5.2 for such [***].

7.	FORCE MAJEURE; FAILURE TO SUPPLY.

7.1 Force Majeure Events: Failure of either party to perform under this Agreement (except the obligation to make payments) shall not be a breach of this Agreement if such failure is caused by any event beyond the reasonable control of and without the fault or negligence of the party affected thereby, including acts of God, acts of terrorism, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, or compliance with any order or regulation of any government entity, [***], provided that written notice of such event is promptly given by the affected party to the other party. In the case of a force majeure event, Althea shall use commercially reasonable efforts to arrange for the Production of Client Product through subcontracting or other means as appropriate, subject to Client’s prior written consent, to provide Conforming Client Product meeting Specifications and produced in substantial compliance with the Althea SOPs. The responsibility for any differential in the cost for such Production will be [***]. However, if Althea is unable to provide a solution for the Production of Client Product within [***] of such event, Client may terminate this Agreement as specified in Section 3.2(a) of this Agreement.

7.2 Failure to Supply: If Althea fails to supply all or any material part of Client Product ordered by Client, Client may require Althea to supply the undelivered Client Product or a lesser quantity at a future date agreed upon by Althea and Client. The provisions of this Section 7.2 shall be without prejudice to Client’s other rights and remedies at law and in equity, including under Section 3.2 and remedies provided for thereunder.

8.	CHANGES IN PRODUCTION.

8.1 Changes to Master Batch Records and Specifications: Althea agrees to inform Client within [***] of the result of any regulatory development or changes to Client Product-specific Althea SOPs that materially affect the Production of Client Product. Althea shall notify Client of and require written approval from Client for changes to Master Batch Records and Client Product Specifications prior to the Production of subsequent Batches of Client Product.

8.2 Product-Specific Changes: If facility, equipment, process or system changes are required of Althea as a result of requirements set forth by the FDA or any other Regulatory Authority, and such regulatory changes apply only to the Production and supply of one or more Client Products, then

Client and Althea will review such requirements and agree in writing to such regulatory changes, [***].

8.3 General Changes: If such regulatory changes apply generally to the Client Product as well as to other products produced by Althea for itself or for third parties, then [***]. If the regulatory

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change is of such a nature that it applies to contract manufacturers providing services of the type provided generally by Althea and Althea may not offer certain services to Client under this Agreement as a result, [***].

8.4 Changes: Any change to any Specifications, any aspect of Production, or any vendor or supplier of Components, shall be in accordance with the Quality Agreement.

9.	CONFIDENTIALITY.

9.1 Confidentiality.

9.1.1 For purposes of this Agreement “Confidential Information” means (a) all information and data disclosed or provided by or on behalf of one party to the other party in connection with this Agreement, whether in oral, written, graphic or electronic form, (b) with respect to Client, all information and data developed in or as a result of the performance of this Agreement which describes or is related to Client Product, Alder Technology, Client’s Intellectual Property, Alder Technology Inventions or other Inventions or Intellectual Property of Client, whether in oral, written, graphic or electronic form, and (c) with respect to Althea, all information and data developed in or as a result of the performance of this Agreement which describes or is related to Inventions or Intellectual Property of Althea, whether in oral, written, graphic or electronic form. Without limiting the generality of the foregoing, all Inventions and Intellectual Property of a party shall be deemed the “Confidential Information” of such party. Client’s Confidential Information includes, without limitation, (i) the Alder Technology, (ii) the Production Process, and (iii) the technical and other information contained in or relating to the documents and records describing or otherwise related to the Production Process (including, without limitation, the MBR and the other Batch records), the cell line(s) for Client Product, the master and working cell bank(s) for Client Product, and/or Client Product. For clarity, the Confidential Information described in Section 9.1.1(b) above shall be deemed the “Confidential Information” of Client, and, with respect thereto, Althea shall be deemed to be the Receiving Party; and the Confidential Information described in Section 9.1.1(c) above shall be deemed the “Confidential Information” of Althea, and, with respect thereto, Client shall be deemed to be the Receiving Party.

9.1.2 Each party (the “Receiving Party”) agrees, with respect to the Confidential Information of the other party (the “Disclosing Party”): (a) to use such Confidential Information only for the purposes set forth in this Agreement; (b) to receive, maintain and hold the Confidential Information in strict confidence and to use the same methods and degree of care (but at least reasonable care) to prevent disclosure of such Confidential Information as it uses to prevent disclosure of its own proprietary and Confidential Information and to protect against its dissemination to unauthorized parties; (c) not to disclose, or authorize or permit the disclosure of any Confidential Information to any third party without the prior written consent of the Disclosing Party; and (d) except as needed to fulfill its obligations hereunder, to return any Confidential Information to the Disclosing Party at the request of the Disclosing Party and to retain no copies or reproductions thereof, except that the Receiving Party may retain a single archival copy of the Confidential Information for the sole purpose of determining the scope of obligations incurred under this Agreement.

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9.2 Limitations. The Receiving Party shall not be obligated to treat information as Confidential Information of the Disclosing Party if the Receiving Party can show by competent written evidence that such information: (a) was already known to the Receiving Party without any obligations of confidentiality prior to receipt from the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure, through no fault of the Receiving Party; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or (e) was independently discovered or developed by the Receiving Party without the use of or reference to the Disclosing Party’s Confidential Information.

9.3 Authorized Disclosure. Notwithstanding Section 9.1, the Receiving Party may disclose Confidential Information, without violating its obligations under Article 9, to the extent the disclosure is required by a valid order of a court or other governmental body having jurisdiction; provided, however, that the Receiving Party gives reasonable prior written notice to the Disclosing Party of such required disclosure and makes a reasonable effort to assist the Disclosing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation requires, or for which the order was issued, and thereafter discloses only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by the Disclosing Party.

The Receiving Party will limit access to the Confidential Information of the Disclosing Party to only those of the Receiving Party’s employees or authorized representatives having a need to know in connection with such party’s performance of its obligations under this Agreement and who are bound by obligations of confidentiality and non-use consistent with and at least as stringent as those set forth herein.

Notwithstanding the foregoing, Althea shall be permitted to disclose Client Product information to third party developmental and analytical service providers who are permitted subcontractors hereunder and who have a need to know such information in connection with performance of its obligations hereunder, provided such providers shall be subject to and bound by obligations of confidentiality and non-use consistent with and at least as stringent as those set forth herein.

No provision of this Agreement shall be construed so as to preclude the use or disclosure of Confidential Information as may be reasonably necessary for Client to secure any regulatory or governmental approvals or licenses with respect to Client Product, or of either party to obtain patents related to its Inventions and Intellectual Property, or to limit either party’s ownership of, or ability to use its Intellectual Property.

9.4 Injunctive Relief. The parties expressly acknowledge and agree that any breach or threatened breach of this Article 9 may cause immediate and irreparable harm to the Disclosing Party which may not be adequately compensated by damages. Each party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the Disclosing Party shall have the right to seek equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

9.5 Public Announcements. The parties acknowledge that it is their intention not to issue a press release or make any other public announcement of the execution of this Agreement. All publicity, press releases and other announcements relating to this Agreement shall be reviewed in advance by, and subject to the approval of, both parties (which approval shall not be unreasonably withheld); provided, however, that either party may (a) disclose the terms of this Agreement insofar as required to comply with applicable securities laws, provided that in the case of such disclosures the party proposing to make such

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disclosure notifies the other party reasonably in advance of such disclosure and cooperates to minimize the scope and content of such disclosure, and (b) disclose the terms of this Agreement to such party’s investors, professional advisors or potential investors, acquirers, or merger candidates, on a need to know basis, who are bound by obligations of confidentiality and non-use consistent with those set forth herein. Each party agrees that it shall cooperate fully and in a timely manner with the other with respect to any disclosures to the Securities and Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of Confidential Information of either party included in any such disclosure.

9.6 Duration of Confidentiality: Except as otherwise provided in Section 3.5 of this Agreement, all obligations of confidentiality and non-use imposed upon the parties under this Agreement shall expire [***] after the expiration or earlier termination of this Agreement; provided, however, that Confidential Information which constitutes the trade secrets of a party shall be kept confidential indefinitely and shall remain subject to the confidentiality and non-use provisions of this Article 9 indefinitely, subject to the limitations set forth in Sections 9.2 and 9.3.

10.	INVENTIONS.

10.1 Existing Intellectual Property; Alder Technology Inventions:

(a) Except as the parties may otherwise expressly agree in writing, each party shall continue to own its existing patents, trademarks, copyrights, trade secrets and other Intellectual Property, without conferring any interests therein on the other party.

(b) Without limiting the generality of the preceding sentence, Client shall retain all right, title and interest arising under the United States Patent Act, the United States Trademark Act, the United States Copyright Act and all other applicable laws, rules and regulations relating to ownership of the tangible and/or intangible attributes of any and all Alder Technology, Client Product, the cell lines for Client Product, the cell banks for Client Product, the Labeling and trademarks associated therewith, and/or the Process, and including all Intellectual Property rights therein, regardless of authorship, inventorship or the identity of the party of creation or development (collectively, and including Alder Technology Inventions described in Section 10.1(c) below, “Client’s Intellectual Property”). Neither Althea nor any third party shall acquire any right, title or interest in Client’s Intellectual Property by virtue of this Agreement or otherwise.

(c) As between the parties, Client shall own all rights in and title to the Alder Technology and the biological materials described as the cell lines for Client Product, the cell banks for Client Product, and/or the Client Product, and any and all improved or enhanced versions of the foregoing and any derivatives or variants of the foregoing that are created by either party in the course of or resulting from this Agreement and/or the Quality Agreement. All Inventions that relate to or comprise any Alder Technology, any cell line for Client Product, any cell bank for Client Product, and/or the Client Product (collectively, “Alder Technology Inventions”) shall be assigned to, solely owned by, and subject to use and exploitation by Client, without a duty to account to Althea. Althea [***]. Althea hereby assigns and shall assign the Alder Technology Inventions to Client. Client shall be entitled to file patent applications worldwide with respect to such Inventions. Althea shall promptly disclose Alder Technology Inventions to Client. Althea shall make and maintain accurate written records of Alder Technology Inventions, and provide the same to Client upon request. Althea shall and shall cause its employees and agents to, [***], provide reasonable assistance to Client to permit Client to obtain and enforce the full benefits, enjoyment, rights and title throughout the world in the Alder Technology Inventions, and Client shall [***] for such assistance or for Client’s ownership, use or exploitation of the Client Inventions.

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(d) To the extent any Invention(s) are conceived, reduced to practice, or created solely or jointly by Althea, its personnel or contractors and meet all of the following requirements, then to that extent such Invention(s) shall be retained by Althea (subject to sole or joint ownership as provided by applicable law): (a) the Invention is not an Alder Technology Invention (as set forth above, all Alder Technology Inventions shall be solely owned by Client), (b) the Invention was not derived from Client’s Confidential Information, and (c) the Invention does not contain claims covering any Alder Technology, the cell lines for Client Product, the cell banks for Client Product and/or the Client Product

10.2 Individually [***] Inventions: Subject to and except as otherwise provided under Section 10.1, and except as the parties may otherwise agree in writing, all Inventions which are conceived, reduced to practice, or created by a party in the course of performing its obligations under or resulting from this Agreement shall be solely owned and subject to use and exploitation by the inventing party without a duty to account to the other party, provided that Althea shall promptly disclose such Inventions to Client and, upon request, Althea shall grant Client a [***] license [(***)] to practice any intellectual property created by Althea in the course of performing its obligations under this Agreement, to the extent necessary for Client to make, have made, use, sell, offer and import Client Product.

10.3 [***] Inventions: Subject to and except as otherwise provided under Section 10.1, all Inventions which are conceived, reduced to practice, or created jointly by the parties and/or their respective employees or agents (i.e., employees or agents who would be or are properly named as co-inventors under the laws of the United States on any patent application claiming such Inventions) in the course of the performance of or resulting from this Agreement shall be owned [***], and [***] shall have full rights to exploit such Inventions for its own commercial purposes without any obligation or duty of accounting to [***]. [***] The decision to file for patent coverage on [***] Inventions shall be [***], and [***] shall select a [***] patent counsel to file and prosecute patent applications based on such joint Inventions.

10.4 Disclaimer: Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed or interpreted, either expressly or by implication, estoppel or otherwise, as: (i) a grant, transfer or other conveyance by either party to the other of any right, title, license or other interest of any kind in any of its Inventions or other Intellectual Property, (ii) creating an obligation on the part of either party to make any such grant, transfer or other conveyance or (iii) requiring either party to participate with the other party in any cooperative development program or project of any kind or to continue with any such program or project.

10.5 Rights in Inventions: The party owning any Invention shall have the world wide right to control the drafting, filing, prosecution and maintenance of patents covering the Inventions relating to such Invention, including decisions about the countries in which to file patent applications. Patent costs associated with the patent activities described in this Article shall be home by the sole owner. Each party will cooperate with the other party in the filing and prosecution of patent applications. Such cooperation will include, but not be limited to, furnishing supporting data and affidavits for the prosecution of patent applications and completing and signing forms needed for the prosecution, assignment and maintenance of patent applications.

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10.6 Confidentiality of Inventions: Inventions shall be deemed to be the Confidential Information of the party(ies) owning such Inventions. Any disclosure of an Invention by one party to the other under the provisions of this Article 10 shall be treated as the Confidential Information of the owner(s) of the Invention under this Agreement. It shall be the responsibility of the party preparing a patent application to obtain the written permission of the other party to use or disclose the other party’s Confidential Information in the patent application before the application is filed and for other disclosures made during the prosecution of the patent application.

10.7 No Employee or Agent: The parties agree that, for purposes of this Article 10, neither party shall be considered an “employee or agent” of the other party.

11.	REPRESENTATIONS AND WARRANTIES.

11.1 Mutual Representations: Each party hereby represents and warrants to the other party that (a) such party is duly organized, validly existing, and in good standing under the laws of the place of its establishment or incorporation, (b) such party has taken all action necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement, (c) subject to the execution of this Agreement by such party, this Agreement has been duly executed and constitutes the legal, valid and binding obligation of such party, (d) neither the execution of this Agreement nor the performance of such party’s obligations hereunder will conflict with, result in a breach of, or constitute a default under any provision of the organizational documents of such party, or of any law, rule, regulation, authorization or approval of any government entity, or of any agreement to which it is a party or by which it is bound, and (e) it is not currently a party to, and during the term of this Agreement will not enter into, any agreements that are inconsistent with its obligations under this Agreement.

11.2 Althea Warranty:

11.2.1 [Reserved]

11.2.2 Althea represents and warrants as follows:

(a) Client Product shall be and has been Produced in accordance with the Specifications (including in- process Specifications) and cGMP, subject to Section 5.1(d);

(b) the Production activities performed by Althea shall be and have been performed in compliance with the requirements of all applicable material Legal Requirements; [***]; and provided, further, that this Section 11.2.2(b) shall not imply and Althea expressly disclaims any warranty from Althea regarding the activities performed by Alder (or performed by third parties on behalf of Alder), including Alder’s or such third party’s designs, formulations, Specifications, clinical or preclinical testing, use, marketing, packaging or labeling of Client Product or any claims made by Alder or such third party regarding safety or efficacy of Client Product; and

(c) when delivered to Client, Client Product shall and does conform to the Specifications.

provided, however, that, with respect to Client Product resulting from development or engineering runs, [***] and, with respect to Client Product resulting from development or engineering runs, Althea represents and warrants [***] that that Client Product shall be and has been Produced in accordance with agreed initial target process Specifications and those portions of cGMP which are expressly made applicable in the PWA to the development or engineering runs.

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11.2.3 Except for any liens or encumbrances, if any, of Althea, securing Client’s payment obligations under this Agreement, Client Product shall be and has been transferred free and clear of any liens or encumbrances of any kind arising through Althea or its Affiliates or their respective agents or subcontractors.

11.2.4 Althea represents and warrants that it has obtained (or will obtain prior to Producing Client Product) and will maintain, and will remain in compliance with during the Term, all permits, licenses and other authorizations (the “Permits”) which are required under federal, state and local Legal Requirements applicable to the Production services; provided, however, for clarity, the parties acknowledge that Althea shall have no obligation to obtain Permits relating to the sale (except any that may be required for the sale of Client Product by Althea to Client under this Agreement), marketing, distribution or use of Client Product, or with respect to the Labeling of Client Product (except for Permits required for Labeling services to be performed by Althea under a PWA). Althea shall maintain its Facility in accordance with cGMP and other applicable Legal Requirements.

11.2.5 Althea represents and warrants that [***], and covenants that it will [***] Althea shall promptly notify Client if it becomes aware of any [***].

11.3 Client Warranties: Client represents and warrants that (a) it has the right to give Althea any information provided by Client hereunder, and that Althea has the right to use such information for the Production of Client Product, and (b) Client has no knowledge of any (i) patents or other intellectual rights that would be infringed or misappropriated by Althea’s Production of Client Product under and in accordance with this Agreement, or (ii) proprietary rights of third parties which would be violated by Althea’s Production of Client Product under and in accordance with this Agreement.

11.4 Disclaimer of Warranties: Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.	LIMITATION OF LIABILITY AND WAIVER OF SUBROGATION.

12.1 Limitation of Liability:

(a) In addition to and without limitation of any other remedies available at law and in equity, but in all cases subject to Section 12.1(b) below, Client may require that any deficient, defective or nonconforming Services be reperformed, corrected or replaced, at Althea’s expense.

(b) Notwithstanding Section 12.1(a) above, Client’s sole and exclusive remedies for delivery of non-Conforming Client Product (and, for avoidance of doubt, for delivery of Bulk Drug Substance, Drug Product, and/or Finished Product that is not Conforming) is limited to those remedies set forth in Article 5 and 6 and its termination rights set forth in Article 3.

(c) UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF USE OR PROFITS, OR ANY INDIRECT, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES WHICH ARISE OUT OF OR ARE RELATED TO THIS AGREEMENT (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES WHICH CONSIST OF

(EXCEPT AS SET FORTH IN ARTICLE 5) THE COST OF COVER, OR, (EXCEPT AS SET FORTH IN ARTICLE 6), THE COST OF A RECALL, AND ALSO INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR ARE RELATED TO THE

ALTHEA & ALDER CONFIDENTIAL	19	FINAL

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PRODUCTION AND DELIVERY OR NON-DELIVERY OF CLIENT PRODUCT UNDER THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT. THE FOREGOING LIMITATIONS OF LIABILITY SHALL NOT APPLY TO OBLIGATIONS AND CLAIMS ARISING UNDER ARTICLE 13 (INDEMNIFICATION), OR IN THE EVENT OF BREACH OF A PARTY’S OBLIGATIONS OF CONFIDENTIALITY OR NON-USE, OR A PARTY’S MISUSE OR MISAPPROPRIATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR IN THE EVENT OF A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR CRIMINAL CONDUCT.

12.2 Waiver of Property Claims: All Althea Supplied Components and equipment used by Althea in the Production of Client Product (collectively, “Althea Property”) shall at all times remain the property of Althea. [***]. Althea hereby waives any and all rights of recovery against Client and its Affiliates, and against any of their respective directors, officers, employees, agents or representatives, for [***]. [***].

12.3 Waiver of Development Claims: If Client retains Althea under a PWA to provide consulting services for the development of Client Product, and Althea makes recommendations to Client regarding the development of Client Product, Althea represents and warrants [***].

13.	INDEMNIFICATION.

13.1 Client Indemnification: Client hereby agrees to defend, indemnify and hold harmless Althea and its Affiliates and their respective officers, directors, employees, contractors, consultants and agents (each, an “Althea Indemnitee”) from and against [***] (a “Claim”) against an Althea Indemnitee, including [***] (“Losses”), arising or resulting from (a) Client’s storage, promotion, labeling, marketing, distribution, use or sale of Client Product (including without limitation any Client Product or any other product of Client for which Althea provided development recommendations, as contemplated under Section 12.3 above), (b) Client’s negligence or willful misconduct, (c) Client’s material breach of this Agreement, any PWA, or the Quality Agreement, or (d) any claim that the use, sale, marketing or distribution of Client Product by Client, or the Production of Client Product by Althea in accordance with the Specifications, violates the patent, trademark, copyright or other proprietary rights of any third party, except to the extent any such Claims or Loss(es) arise or result from the negligence or willful misconduct of any of the Althea Indemnitees or Althea’s breach of this Agreement, any PWA, or the Quality Agreement,.

13.2 Althea Indemnification: Subject to and except to the extent of any indemnification from Client pursuant to Section 13.1 above, Althea hereby agrees to defend, indemnify and hold harmless Client and its Affiliates and their respective directors, officers, employees, subcontractors and agents

(each, a “Client Indemnitee”) from and against any and all Claims against a Client Indemnitee and Losses with respect thereto, to the extent arising or resulting from the negligence or willful misconduct of any of the Althea Indemnitees, or from the Althea’s material breach of this Agreement, any PWA, or the Quality Agreement.

13.3 Indemnitee Obligations: A party (the “Indemnitee”) that intends to make a claim for indemnification under this Article 13 shall promptly notify the other party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which such Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees, subcontractors, or agents, intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their

ALTHEA & ALDER CONFIDENTIAL	20	FINAL

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respective directors, officers, employees, subcontractors and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter, and the indemnified party agrees to the complete control of such defense or settlement by the Indemnitor. Notwithstanding the foregoing, the Indemnitor shall not enter into any settlement that would adversely affect the Indemnitee’s rights hereunder, or impose any obligations on the indemnified party in addition to those set forth herein in order for it to exercise such rights, without indemnified party’s prior written consent, which shall not be unreasonably withheld or delayed. [***] The Indemnitee, its Affiliates, and their respective directors, officers, employees, subcontractors and agents shall fully cooperate with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this Article 13. The indemnified party shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

14.	INSURANCE.

14.1 Client Insurance: Client shall procure and maintain, from the Effective Date through the date that is [***] after the expiration date of all Client Product Produced under this Agreement, Commercial General Liability Insurance, including without limitation, [***] (the “Client Insurance”). The Client Insurance shall cover amounts not less than $[***] combined single limit and shall be with an insurance carrier reasonably acceptable to Althea. Althea shall be named as an additional insured on the Client Insurance and Client promptly shall deliver a certificate of Client Insurance and endorsement of additional insured to Althea evidencing such coverage. If Client fails to furnish such certificates or endorsements, or if at any time during the Term Althea is notified of the cancellation or lapse of the Client Insurance, and Client fails to rectify the same within [***] after notice from Althea, Althea, at its option, may terminate this Agreement. Any deductible and/or self insurance retention shall be the sole responsibility of Client.

14.2 Althea Insurance: Althea shall procure and maintain, from the Effective Date through the date that is [***] after the expiration date of all Client Product Produced under this Agreement, Commercial General Liability Insurance, including without limitation, [***] (the “Althea Insurance”). The Althea Insurance shall cover amounts not less than $[***] combined single limit. Client shall be named as an additional insured on the Althea Insurance.

14.3 Waiver of Subrogation: Each party hereby waives any and all rights of recovery against the other party and its Affiliates, and against any of their respective directors, officers, employees, agents or representatives, for any loss or damage to the extent the loss or damage is covered by insurance (whether or not such insurance is described in this Agreement).

15.	GENERAL PROVISIONS.

15.1 Notices: Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier (charges prepaid), or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the actual delivery thereof at the address designated in accordance with this paragraph.

If to Client:	Alder BioPharmaceuticals, Inc.
11804 North Creek Parkway South
Bothell WA 98011 USA
Attention: Mark Litton
Telephone: (425) 205-2920
Facsimile: (425) 205-2901

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If to Althea:	Althea Technologies, Inc.
11040 Roselle Street
San Diego, CA 92121
Attn: Chief Financial Officer
Telephone: (858) 882-0123
Facsimile: (858) 882-0133

For specific inquiries, the following Althea responsible parties may be contacted directly:

Project Manager	Melissa Rosness or her designee
Quality Control and Quality Assurance	EJ Brandreth or his designee
Materials Manager	James Andrade

For specific inquiries, the following Client responsible parties may be contacted directly:

Project Manager:	Dauphine Barone or her designee
Quality Control Manager:	Annette Vahratian or her designee
Materials Manager:	Dauphine Barone or her designee
Quality Assurance Manager:	Annette Vahratian or her designee

15.2 Entire Agreement; Amendment: The parties hereto acknowledge that this Agreement, including any Appendices hereto and any PWAs incorporated into this Agreement from time to time, together with the Quality Agreement, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. For clarity, the parties agree that the Drug Product Development and Clinical Supply Agreement between the parties dated effective as of [***], and the terms thereof continue in force and are not affected by this Agreement. No modification of any of the terms of this Agreement, or any amendments or Appendices, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

15.3 Waiver: None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by an authorized agent of the waiving party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.

15.4 Assignment: This Agreement may [***]. No assignment shall relieve either party of the performance of any accrued obligation that such party may then have under this Agreement. This Agreement shall inure to the benefit of and be binding upon each party signatory hereto, its successors and permitted assigns, subsidiaries and Affiliates.

15.5 Taxes: Client shall pay all national, state, municipal or other sales, use, excise, import, property, value added, or other similar taxes, assessments or tariffs assessed upon or levied against the sale of Client Product to Client pursuant to this Agreement or the sale or distribution of Client Product by Client (or at Client’s sole expense, defend against the imposition of such taxes and expenses). Althea shall notify Client of any such taxes that any governmental authority is seeking to collect from Althea, and Client may assume the defense thereof in Althea’s name, if necessary, and Althea agrees to fully cooperate in such defense to the extent of the capacity of Althea, at Client’s expense. Althea shall pay all other national, state, municipal or other taxes on the fees payable and expenses reimbursable under this Agreement, including on the income resulting from the sale by Althea of the Client Product to Client under this Agreement, including but not limited to, gross income, adjusted gross income, supplemental net income, gross receipts, excess profit taxes, or other similar taxes.

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15.6 Independent Contractor: Althea is and shall act as an independent contractor for Client in providing the services required hereunder and is not and shall not be considered an agent of, partner of, or joint venturer with, Client. Unless otherwise provided herein to the contrary, Althea shall furnish all expertise, labor, supervision, machining and equipment necessary for performance hereunder and shall obtain and maintain all building and other permits and licenses required by public authorities or Regulatory Authorities.

15.7 Governing Law; Limitations: This Agreement is being delivered and executed in the State of [***]. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of [***], without regard to the principles of conflicts of laws.

15.8 Dispute Resolution:

15.8.1 The parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term of this Agreement which relates to a party’s rights and/or obligations hereunder. In such a dispute occurs, a party may, by notice to the other party or parties, as applicable, have such dispute referred to their respective personnel set forth below, or their successors or designees, for attempted resolution by good faith negotiations within [***] after such notice is received. Such personnel are as follows:

For Althea:	Chief Financial Officer
Contact Information:	Althea Technologies, Inc.
11040 Roselle Street
San Diego CA 92121
Telephone: (858) 882-0200

For Client:	Mark Litton
Contact Information:	Alder BioPharmaceuticals, Inc.
11804 North Creek Parkway South
Bothell WA 98011 USA
Attention: Mark Litton
Telephone: (425) 205-2920
Facsimile: (425) 205-2901

If such personnel are not able to resolve such dispute within such [***] period, or such other period of time as the parties may mutually agree in writing, each party shall have the right to pursue any and all remedies available at law or in equity, subject to Section 15.8.2.

15.8.2 Subject to Section 15.8.3, [***] either party may [***] any such dispute be resolved by [***] arbitration administered by the American Arbitration Association, in accordance with its commercial arbitration rules, [***]. The number of arbitrators shall be three, and the arbitrators shall be appointed in accordance with such rules. The place of arbitration will be [***]. Each party shall bear its own attorneys’ fees and associated costs and expenses, subject to Section 15.9. Any award rendered by the arbitrators shall be in writing, [***]. Judgment on an award rendered may be entered in any court of competent jurisdiction, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as appropriate. [***].

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15.8.3 Notwithstanding anything in this Section 15.8 seemingly to the contrary, either party may seek injunctive relief from a court of competent jurisdiction to prevent or limit damage to that party’s Intellectual Property.

15.9 Attorney’s Fees: [***].

15.10 Severability: In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

15.11 Preference: Unless otherwise specifically provided to the contrary in any exhibit or schedule to this Agreement, in the event of a conflict between the main body of this Agreement and the exhibits and schedules hereto, the terms of the main body of this Agreement shall control. And, unless otherwise specifically provided to the contrary in the Quality Agreement, in the event of a conflict between this Agreement and the Quality Agreement, the terms of this Agreement shall control.

15.12 Headings; Construction: The headings in this Agreement, each PWA, and the Quality Agreement, and any attachments thereto, are for convenience of reference only and shall not affect its interpretation. Unless the context clearly indicates otherwise, singular references in this Agreement, the PWAs, the Quality Agreement, and any attachments thereto, shall include the plural and vice versa, and the terms “include” and “including” mean including without limitation.

15.13 Counterparts; Facsimile Signatures: This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement. This Agreement shall be effective upon full execution, and a signature transmitted via facsimile or other electronic means shall be deemed to be and shall be as effective as an original signature.

IN WITNESS WHEREOF, the parties hereto have each caused this Product Development and Clinical Supply Agreement to be executed by their duly-authorized representatives as of the Effective Date above written.

ALDER BIOPHARMACEUTICALS, INC.		ALTHEA TECHNOLOGIES, INC.

By:	/s/ Mark J. Litton	By:	/s/ William Kachioff

Name:	Mark J. Litton	Name:	William Kachioff

Title:	CBO	Title:	Vice President, Finance & CFO

2011.05.26 15:02:15-07’00

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Appendix A

PWA TEMPLATE

[to be agreed by the parties]

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